Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230

The RMR Group Inc. Announces First Quarter Fiscal 2020 Results
Net Income Attributable to The RMR Group Inc. of $0.58 Per Diluted Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.57 Per Diluted Share
_____________________________________________________________________________
Newton, MA (February 6, 2020). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended December 31, 2019.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the first quarter fiscal 2020 results:
“During the first fiscal quarter, we continued to assist our Client Companies with both the integration of recently completed acquisitions and their strategic repositioning efforts. The integration of Service Properties Trust’s $2.4 billion net leased retail portfolio acquisition has progressed as planned, with the incremental financial benefits to The RMR Group remaining in line with our forecasts.
We also continued making significant progress in executing on the repositioning efforts at Office Properties Income Trust and Diversified Healthcare Trust, which we believe will lead to increases in total shareholder returns at each of these Client Companies. More specifically, Office Properties Income Trust recently announced aggregate property sales for the 2019 calendar year of $848.9 million and Diversified Healthcare Trust recently announced the completion of the restructuring of its business arrangements with its largest tenant, Five Star Senior Living Inc., and that it has sold or has under agreement to sell approximately $678 million of properties.
At the close of the first fiscal quarter, our balance sheet continues to leave us well positioned to assess strategic opportunities for future growth, with $385.7 million of cash and no debt.”
First Quarter Fiscal 2020 Highlights:

•
As of December 31, 2019, The RMR Group Inc. had $32.2 billion of gross assets under management compared to gross assets under management of $29.7 billion as of December 31, 2018. Fee paying assets under management was $24.9 billion on December 31, 2019 compared to $23.4 billion on December 31, 2018.

•
Total management and advisory services revenues for the quarter ended December 31, 2019 were $48.1 million, compared to $168.4 million for the quarter ended December 31, 2018. No incentive business management fees were earned for the three year measurement period ended December 31, 2019, whereas the quarter ended December 31, 2018 included $120.1 million in incentive business management fees earned for the three year measurement period ended December 31, 2018.

•	The RMR Group Inc. earned management services revenues from the following sources (dollars in thousands):

	Three Months Ended December 31,
	2019		2018
Managed Equity REITs (1)	$39,365	83.3%	$39,639	83.5%
Managed Operators (2)	6,126	12.9%	6,785	14.3%
Other	1,784	3.8%	1,064	2.2%
Total	$47,275	100.0%	$47,488	100.0%

(1)
Managed Equity REITs for the periods presented includes: Diversified Healthcare Trust (DHC) (formerly known as Senior Housing Properties Trust), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI), Select Income REIT (SIR), until its merger with OPI on December 31, 2018, and Service Properties Trust (SVC).

(2)	Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).

•
For the three months ended December 31, 2019, net income was $21.6 million and net income attributable to The RMR Group Inc. was $9.4 million, or $0.58 per diluted share, compared to net income of $118.1 million and net income attributable to The RMR Group Inc. of $52.2 million, or $3.22 per diluted share, for the three months ended December 31, 2018.

•
For the three months ended December 31, 2019, adjusted net income attributable to The RMR Group Inc. was $9.3 million, or $0.57 per diluted share, compared to $10.0 million, or $0.62 per diluted share, for the three months ended December 31, 2018. The adjustments to net income attributable to The RMR Group Inc. this quarter included $0.3 million, or $0.02 per diluted share, of transaction and acquisition related costs, offset by $0.5 million, or $0.03 per diluted share, of unrealized gains on an equity method investment accounted for under the fair value option.

•
For the three months ended December 31, 2019, Adjusted EBITDA was $28.0 million, Operating Margin was 45.3% and Adjusted EBITDA Margin was 55.5%, compared to Adjusted EBITDA of $29.4 million, Operating Margin of 82.1% and Adjusted EBITDA Margin of 58.0% for the three months ended December 31, 2018.

•
In December 2019, the Internal Revenue Service and Department of the Treasury released regulations expanding the applicability of limits on executive compensation deductions to more taxpayers, including executive compensation allocated to publicly held corporations by a partnership. The expanded application of these regulations result in the effective tax rate of The RMR Group Inc. increasing to 14.7% for the full fiscal year.

•	As of December 31, 2019, The RMR Group Inc. had $385.7 million in cash and cash equivalents with no outstanding debt obligations.
Reconciliations to GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc., the GAAP financial measure that is most directly comparable to EBITDA and Adjusted EBITDA is net income, while the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to

EBITDA and Adjusted EBITDA as well as calculations of Operating Margin and Adjusted EBITDA Margin for each of the three months ended December 31, 2019 and 2018 are presented later in this press release.
Assets Under Management:
The calculation of gross assets under management, or gross AUM, primarily includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company and the RMR Office Property Fund LP, the managed assets of RMR Real Estate Income Fund and the equity of Tremont Mortgage Trust. This calculation of gross AUM may include amounts that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements.
The calculation of fee paying assets under management, or fee paying AUM, refers to the fact that base business management fees payable to The RMR Group LLC by the Managed Equity REITs are calculated monthly based upon the lower of the average historical cost of each entity's real estate assets and its average market capitalization. Management fees payable to The RMR Group LLC by other client companies are generally calculated as a percentage of revenues earned, average daily managed assets, equity, net asset value or total premiums paid under active insurance policies in accordance with the applicable management agreement.
All references in this press release to assets under management on, or as of, a date are calculated at a point in time.
For additional information on the calculation of assets under management for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ending September 30, 2019, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal first quarter ended December 31, 2019 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, February 13, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10137821.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal first quarter ended December 31, 2019 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of December 31, 2019, The RMR Group LLC had $32.2 billion of assets under management, including over 2,100 properties, and employed approximately 600 real estate professionals in more than 30 offices throughout the United States; and the companies managed by The RMR Group LLC collectively had nearly 50,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2019	2018
Revenues:
Management services(1)	$47,275	$47,488
Incentive business management fees	—	120,094
Advisory services	847	782
Total management and advisory services revenues	48,122	168,364
Reimbursable compensation and benefits	13,795	13,873
Other client company reimbursable expenses	97,975	98,076
Total reimbursable costs	111,770	111,949
Total revenues	159,892	280,313

Expenses:
Compensation and benefits	30,197	28,012
Equity based compensation(2)	1,582	1,811
Separation costs	260	6,397
Total compensation and benefits expense	32,039	36,220
General and administrative	7,046	7,320
Other client company reimbursable expenses	97,975	98,076
Transaction and acquisition related costs	796	184
Depreciation and amortization	256	255
Total expenses	138,112	142,055
Operating income	21,780	138,258
Interest and other income	1,875	1,526
Equity in earnings of investees	255	35
Unrealized gain (loss) on equity method investment accounted for under the fair value option	1,438	(2,769)
Income before income tax expense	25,348	137,050
Income tax expense	(3,724)	(18,970)
Net income	21,624	118,080
Net income attributable to noncontrolling interest	(12,175)	(65,871)
Net income attributable to The RMR Group Inc.	$9,449	$52,209

Weighted average common shares outstanding - basic	16,177	16,120
Weighted average common shares outstanding - diluted	16,177	16,131

Net income attributable to The RMR Group Inc. per common share - basic and diluted	$0.58	$3.22

See Notes on page 6.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited)

(1)
Includes business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of December 31, 2019 and 2018, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization(a)
		As of December 31,
REIT	Primary Strategy	2019	2018
DHC	Medical office and life science properties, senior living communities and wellness centers	$5,543,586	$6,469,758
ILPT	Industrial and logistics properties	2,538,189	1,578,306
OPI	Office properties primarily leased to single tenants, including the government	3,935,421	4,651,888
SVC	Hotels and net lease service and necessity-based retail properties	10,130,161	8,153,868
		$22,147,357	$20,853,820

(a)
The basis on which base business management fees are calculated for the three months ended December 31, 2019 and 2018 may differ from the basis at the end of the periods presented in the table above. As of December 31, 2019, the market capitalization was lower than the historical costs of assets under management for DHC, OPI and SVC; the historical costs of assets under management for DHC, OPI and SVC as of December 31, 2019, were $8,623,500, $5,807,041 and $12,447,913, respectively. For ILPT, the historical costs of assets under management were lower than their market capitalization of $2,877,088 as of December 31, 2019.

(2)
Equity based compensation expense for the three months ended December 31, 2019 consists of $634 related to shares granted by The RMR Group Inc. to certain of its officers and employees and $948 related to Client Companies' shares granted to certain of The RMR Group Inc.’s officers and employees.

Expense related to shares granted by The RMR Group Inc. is based on the market value on the date of grant, with the aggregate value of the shares granted amortized over the applicable vesting period. Shares issued each September vest in five equal, consecutive annual installments, with the first installment vesting on the date of grant. As of December 31, 2019, The RMR Group Inc. had 118,330 unvested shares outstanding, net of 810 forfeited shares and 7,020 shares, the vesting for which was accelerated during the three months ended December 31, 2019. The unvested shares at December 31, 2019 are scheduled to vest as follows:

	Number of	Weighted Average
Year	Shares Vesting	Grant Date Fair Value
2020	42,870	$57.04
2021	34,540	$61.67
2022	25,520	$65.43
2023	15,400	$45.99

The RMR Group Inc.
Reconciliation of Adjusted Net Income Attributable to The RMR Group Inc. from
Net Income Attributable to The RMR Group Inc.
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the reconciliations below and information regarding certain individually significant items occurring or impacting its financial results for the three months ended December 31, 2019 and 2018 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. Earnings per share amounts are calculated using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.

	Three Months Ended December 31, 2019
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$9,449	$0.58
Unrealized gain on equity method investment accounted for under the fair value option (1)	(538)	(0.03)
Transaction and acquisition related costs (2)	298	0.02
Separation costs (3)	97	—
Adjusted net income attributable to The RMR Group Inc.	$9,306	$0.57

(1)
Includes $1,438 in unrealized gains on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.7%.

(2)	Includes $796 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.7%.

(3)	Includes $260 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.7%.

	Three Months Ended December 31, 2018
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$52,209	$3.22
Incentive business management fees (1)	(45,744)	(2.82)
Separation costs (2)	2,437	0.15
Unrealized loss on equity method investment accounted for under the fair value option (3)	1,055	0.07
Transaction and acquisition related costs (4)	70	—
Adjusted net income attributable to The RMR Group Inc.	$10,027	$0.62

(1)	Includes $120,094 of incentive business management fees, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.8%.

(2)	Includes $6,397 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.8%.

(3)
Includes $2,769 in unrealized losses on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.8%.

(4)	Includes $184 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.8%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin and Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended December 31,
	2019	2018
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$21,624	$118,080
Plus: income tax expense	3,724	18,970
Plus: depreciation and amortization	256	255
EBITDA	25,604	137,305
Plus: other asset amortization	2,354	2,354
Plus: operating expenses paid in The RMR Group Inc.'s common shares	634	495
Plus: separation costs	260	6,397
Plus: transaction and acquisition related costs	796	184
Plus: straight line office rent	35	—
Less: unrealized (gain) loss on equity method investment accounted for under the fair value option	(1,438)	2,769
Less: equity in earnings of investees	(255)	(35)
Less: incentive business management fees earned	—	(120,094)
Adjusted EBITDA	$27,990	$29,375

Calculation of Operating Margin:
Total management and advisory services revenues	$48,122	$168,364
Operating income	$21,780	$138,258
Operating Margin	45.3%	82.1%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any incentive business management fees) (2)	$50,476	$50,624
Adjusted EBITDA	$27,990	$29,375
Adjusted EBITDA Margin	55.5%	58.0%

(1)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended December 31, 2019 and 2018, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $120,094 that The RMR Group Inc. recognized under GAAP during the three months ended December 31, 2018, which were earned for the calendar year 2018.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	September 30,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$385,695	$358,448
Due from related parties	76,264	93,521
Prepaid and other current assets	5,013	5,848
Total current assets	466,972	457,817

Property and equipment, net	2,315	2,383
Due from related parties, net of current portion	9,001	9,238
Equity method investment	6,561	6,658
Equity method investment accounted for under the fair value option	5,120	3,682
Goodwill	1,859	1,859
Intangible assets, net of amortization	312	323
Operating lease right of use assets	36,899	—
Deferred tax asset	25,302	25,729
Other assets, net of amortization	150,789	153,143
Total assets	$705,130	$660,832

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$94,944	$90,989
Total current liabilities	94,944	90,989

Deferred rent payable, net of current portion	—	1,620
Operating lease liabilities, net of current portion	34,467	—
Amounts due pursuant to tax receivable agreement, net of current portion	29,950	29,950
Employer compensation liability, net of current portion	9,001	9,238
Total liabilities	168,362	131,797

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,301,767 and 15,302,710 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	103,994	103,360
Retained earnings	266,906	257,457
Cumulative common distributions	(78,389)	(72,194)
Total shareholders’ equity	292,542	288,654
Noncontrolling interest	244,226	240,381
Total equity	536,768	529,035
Total liabilities and equity	$705,130	$660,832

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:

•
Mr. Portnoy states that in the 2020 first fiscal quarter, The RMR Group Inc. continued to assist their Client Companies with both the integration of recently completed acquisitions and their strategic repositioning efforts. He also states the integration of Service Properties Trust’s $2.4 billion net leased retail portfolio acquisition has progressed as planned, with the incremental financial benefits to The RMR Group Inc. remaining in line with The RMR Group Inc.’s forecasts and that The RMR Group Inc. has continued making significant progress on repositioning efforts at Office Properties Income Trust and Diversified Healthcare Trust, which The RMR Group Inc. believes will lead to increases in total shareholder returns at these Client Companies. These statements may imply that the Client Companies will succeed in integrating recently completed acquisitions and executing their strategic repositionings and that The RMR Group Inc. and the Client Companies will benefit from these activities. However, integrating acquisitions and executing strategic repositionings are subject to various risks, some of which are beyond The RMR Group Inc.’s and its Client Companies’ control. Further, even if these integration and strategic repositioning activities are executed successfully, the Client Companies and The RMR Group Inc. may not realize the benefits they expect from these activities, including increased total shareholder returns at the applicable Client Companies;

•
Mr. Portnoy also references property sales that Diversified Healthcare Trust has under agreement. However, those pending sales are subject to conditions and may not occur, may be delayed or their terms may change; and

•
Mr. Portnoy states that, at the close of the first fiscal quarter, The RMR Group Inc.’s balance sheet continues to leave it well positioned to assess strategic opportunities for future growth. This statement may imply that The RMR Group Inc. will successfully assess and act upon strategic opportunities for future growth and that The RMR Group Inc.’s business will grow and that its operating performance and financial results will improve as a result. However, The RMR Group Inc.’s assessments and efforts may not be successful, it may not grow its business, its operating performance and financial results may not improve, and it may realize losses as a result.

The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
[END]